                                                                    EXHIBIT 99.1

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 1

                      [FOX CHASE BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:    February 7, 2008
CONTACT: Jerry Holbrook
         Chief Financial Officer
PHONE:   (215) 682-4107
FAX:     (215) 682-4144

                   FOX CHASE BANCORP, INC. ANNOUNCES EARNINGS
                        FOR THE FOURTH QUARTER AND YEAR,
                     (ANNOUNCES 5% STOCK REPURCHASE PROGRAM
                            AND ANNUAL MEETING DATE)


HATBORO, PA, FEBRUARY 7, 2008 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced net income of $1.9 million for the year ended December 31, 2007, compared to net income of $3.6 million for the year ended December 31, 2006. The 2007 results included a gain on the sale of the Bank's operations center of $577,000, net of taxes. The 2006 earnings included a credit to the provision for loan losses of $5.4 million and a $1.5 million contribution to the Fox Chase Bank Charitable Foundation. These two items, net of taxes, increased earnings by approximately $2.6 million during 2006.

The Company reported earnings of $330,000 for the three months ended December 31, 2007 compared to $2.0 million for the three months ended December 31, 2006. Fourth quarter 2006 earnings included a credit to the provision for loan losses of $2.2 million, which increased earnings, net of tax, by $1.5 million.

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 2

HIGHLIGHTS FOR THE YEAR INCLUDED:

   o     Loan growth of $91.4 million, or 26%;
   o     Net interest margin increased to 2.60% for 2007 from 2.33% for 2006;
   o Continued improvement in asset quality with reductions in nonperforming assets from $3.2 million at December 31, 2006 to $819,000 at December 31, 2007;
   o     There were no charge offs in 2007;
   o The Company completed the repurchase of 327,000 shares (5% of its minority common stock outstanding) during December 2007;
   o The Bank remained "well capitalized" by all regulatory measures at December 31, 2007. The Company had $122.4 million in capital and a tangible equity ratio of 15.05% at December 31, 2007.

FOURTH QUARTER 2007 EARNINGS INCLUDED:
   o Settlement of litigation between the Bank and its former Chief Executive Officer for $150,000 (net of taxes $99,000);
   o Costs of $88,000, net of taxes, related to certain charges associated with the Bank's pension plan, which will be terminated and settled in 2008;
   o Gain on sale of land previously held for branch expansion in New Jersey of $64,000, net of taxes;
   o Gain on sale of investment securities of $99,000, net of taxes, associated with a balance sheet restructuring program.

BALANCE SHEET
-------------

Total assets increased $55.9 million, or 7.4%, to $812.9 million at December 31, 2007, compared to $757.0 million at December 31, 2006. The increase in assets was primarily due to a $91.4 million, or 25.7%, increase in loans, driven by a $91.3 million increase in commercial, commercial real estate and construction loans, and a $46.8 million, or 29.6%, increase in mortgage related securities. The increase in securities was due to the Bank implementing a $50.0 million leverage strategy during the fourth quarter of 2007 to deploy capital and take advantage of the steepening yield curve. The Bank also increased investment securities by $41.0 million, or 58.5%, as it utilized excess liquidity to invest $60.0 million in short-term auction rate

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 3

bonds. Such bonds reset monthly and had a weighted average rate of 6.28% at December 31, 2007. These increases in assets were offset by a decrease of $123.2 million in the levels of interest-earnings deposits held in other banks.

Deposits decreased $11.0 million, or 1.8%, to $585.6 million at December 31, 2007. The Bank is located in a highly competitive deposit market, which has created a difficult climate for gathering deposits in a cost-effective manner. As a result of the Company's liquidity and investment portfolio, the Bank is not wholly reliant on deposit growth to fund asset growth. Borrowings increased $70.0 million during the year primarily to fund the previously mentioned $50.0 million leverage strategy and loan growth.

Stockholders' equity decreased $3.3 million to $122.4 million at December 31, 2007 compared to $125.6 million at December 31, 2006. The primary reason for the decrease was the purchase of $3.7 million of common stock to fund the Company's equity incentive plan during the third and fourth quarters of 2007 and the completion of the previously discussed 5% repurchase of common stock in the amount of $3.9 million in the open market during the fourth quarter 2007. Such decreases were offset by net income of $1.9 million, adjustments for the costs associated with equity plans ($928,000) and the increase in fair value of investments held for sale of $1.5 million.

ASSET QUALITY
-------------

Nonperforming assets totaled $819,000, or 0.10% of total assets, at December 31, 2007 compared to $3.2 million, or 0.43% of total assets, at December 31, 2006. During the three months ended December 31, 2006, a commercial loan totaling $2.9 million went past its contractual maturity and was classified as a nonperforming asset. This loan was paid off during the fourth quarter of 2007.

The Bank believes it has processes in place to address credit quality issues before such loans become a problem. The Bank's primary market area in the Mid-Atlantic region of the U.S. has a relatively stable and well-diversified economy and the Bank has not experienced any significant charge-offs in the last six years. Additionally, the Bank has never targeted subprime customers as part of its lending strategy and is continuing to monitor consumer delinquencies closely during this credit cycle.

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 4

NET INTEREST MARGIN
-------------------

Net interest income increased $174,000, or 3.6%, and $2.1 million, or 12.5%, for the three and twelve months ended December 31, 2007, respectively, compared to the same periods in 2006. The net interest margin was 2.60% for the twelve months ended December 31, 2007 compared to 2.33% for the comparable period in 2006. The net interest margin was 2.74% for the three months ended December 31, 2006 compared to 2.69% for the same period in 2006. The three months ended December 31, 2006 included a significant level of past due interest income from a nonperforming loan that was paid in full in October 2006. The improvements in net interest income and the net interest margin reflect the Bank's increase in higher-yielding commercial, commercial real estate and construction loans funded with the proceeds from liquidating lower-yielding securities, an increase in the volume of interest-earning assets generated by the proceeds received in the Company's initial public offering and an increase in noninterest-bearing deposits. Offsetting these improvements were higher costs associated with retail certificates of deposit and money market accounts during the three and twelve months ended December 31, 2007 when compared to the same period in 2006 due primarily to strong retail deposit pricing competition.

PROVISION FOR LOAN LOSSES
-------------------------

The Company recorded provisions for loan losses of $225,000 and $425,000 for the three and twelve months ended December 31, 2007, respectively. The provisions for loan losses reflect continued growth in the loan portfolio, a shift in the mix of the loan portfolio to more commercial-type loans, which typically have higher levels of risk, and the increase of $298,000 in nonperforming assets since September 30, 2007. The Company recorded a credit to the provision for loan losses of $2.2 million and $5.4 million for the three and twelve months ended December 31, 2006, respectively, which was a result of: (1) a reduction in criticized and classified assets, (2) a decrease in the size of the loan portfolio, and (3) the absence of charge-offs in the portfolio during those periods. The allowance for loan losses at December 31, 2007 was 0.75% of total loans outstanding compared to 0.74% at September 30, 2007 and 0.82% at December 31, 2006.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 5

NONINTEREST INCOME
------------------

Noninterest income decreased $1,000 and increased $623,000 for the three and twelve months ended December 31, 2007, respectively, compared to the same periods in 2006. The increase for the twelve months ended December 2007 was primarily due to an $875,000 gain on sale of the Bank's operations center in the second quarter of 2007 plus the previously mentioned $97,000 gain on sale of land during the fourth quarter of 2007. The Company also recorded gains on the sale of investment securities of $169,000 in the twelve months ended December 31, 2007 compared to a loss on the sale of investment securities of $17,000 for the comparative period in 2006. Gains on sales of loans decreased by $90,000 and $121,000 in the three and twelve months ended 2007, respectively, when compared with the levels for the comparable 2006 periods as the Company discontinued selling residential mortgages during the second quarter of 2007. These gains were offset by a reduction in service charges and other fee income of $296,000 between comparable twelve-month periods as 2006 included a significant level of past due loan fees from nonperforming loans that paid off during that year.

NONINTEREST EXPENSE
-------------------

Noninterest expense decreased by $226,000, or 4.3%, and $1.2 million, or 5.9%, during the three and twelve months ended December 31, 2007, respectively, compared to the same periods in 2006. Salaries and benefits costs rose $136,000 between three-month periods and $755,000 between years. The 2007 salaries and benefits costs were impacted by (1) a full year of expense associated with the hiring of a team of experienced commercial lenders and commercial credit staff in the spring of 2006, (2) four months of expenses, or $318,000, associated with the awards granted under the Company's 2007 Equity Incentive Plan (3) the previously mentioned pension adjustment in the pre-tax amount of $134,000 and
(4) expenses associated with the Bank opening its eleventh full service branch in West Chester, Pennsylvania in September 2007.

The salaries and benefits costs for the three months ended December 31, 2006 reflected a charge of $512,000 in conjunction with the release of shares for allocation to employees at December 31, 2006 under the Bank's employee stock ownership plan. Occupancy expense increased $93,000 and $332,000 during the three and twelve months ended December 31, 2007, respectively, primarily a result of the Company moving its operations center to a new location in the second quarter of 2007 and the opening of the West Chester branch. Professional fees

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FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 6

decreased by $287,000 and increased by $65,000 during the three and twelve month periods. Professional fees in 2007 included the hiring of consulting firms primarily during the second and third quarters to assist with the implementation of internal policies and procedures related to the Sarbanes-Oxley Act as well as fees related to various strategic considerations. The remainder of the decrease in noninterest expense for the year was attributable to the $1.5 million contribution to the Fox Chase Bank Charitable Foundation in the third quarter of 2006 and a decrease of $712,000 in FDIC insurance premiums due to the lifting of the Bank's Cease and Desist order by the Office of Thrift Supervision on June 28, 2006.

INCOME TAXES
------------

The Company's effective income tax rate was 9.8% and 16.9% for the three months ended December 31, 2007 and 2006, respectively, reflecting the Company's levels of tax-exempt income relative to overall levels of taxable income. The Company's effective income tax rate was 19.2% and 15.8% for the twelve month periods ended December 31, 2007 and 2006, respectively. The twelve-month period ended December 31, 2006 included the Company reversing a valuation allowance of $312,000 it had established in prior periods for possible non-realizable deferred tax asset benefits associated with certain capital loss carryforwards.

STOCK REPURCHASE PLAN AND ANNUAL MEETING
----------------------------------------

The Company also announced today that its Board of Directors has approved the repurchase of up to 5% of its minority common shares outstanding (excluding shares held by Fox Chase MHC), or approximately 327,000 shares. The repurchase plan authorizes shares to be repurchased on the open market or in privately negotiated transactions. Timing of purchases and the exact number of shares to be purchased will depend on market conditions and other factors. Repurchased shares will be held in treasury.

The Company also announced that its annual meeting of stockholders will be held at the Doubletree Guest Suites, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania on Thursday, May 22, 2008 at 9:00 a.m.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 7

Mr. Thomas Petro, President and CEO of the Company said, "During 2007, Fox Chase Bank celebrated its 140th anniversary as a leading provider of banking services to individuals and small businesses in the greater Philadelphia area. During 2008, we will continue to execute our strategy of becoming the local community bank serving small and medium size businesses in the Philadelphia, Southern New Jersey and Delaware markets while maintaining our disciplined credit approach to commercial, residential and consumer lending. Additionally, we will continue to deploy our excess capital and liquidity to optimize results for our stockholders."

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 8

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      Three Months Ended                         Year Ended
                                                          December 31,                           December 31,
                                                     2007              2006                2007                2006
                                                --------------    --------------       ------------      ---------------
INTEREST INCOME
      Interest and fees on loans                $        7,023    $        5,826       $     25,361      $        21,742
      Interest on mortgage related securities            2,142             1,954              7,329                8,035
      Interest on investments securities AFS:
         Taxable                                         1,174               610              2,987                3,523
         Nontaxable                                        215               245                924                  934
      Dividend income                                      100                58                289                  370
      Other income                                         197             1,488              4,167                2,573
                                                --------------    --------------       ------------      ---------------
         Total Interest Income                          10,851            10,181             41,057               37,177
                                                --------------    --------------       ------------      ---------------

INTEREST EXPENSE
      Deposits                                           5,204             4,946             20,526               18,974
      Other borrowed money                                  82                 -                 82                    -
      Federal Home Loan Bank advances                      531               375              1,642                1,485
                                                --------------    --------------       ------------      ---------------
         Total Interest Expense                          5,817             5,321             22,250               20,459
                                                --------------    --------------       ------------      ---------------

         Net Interest Income                             5,034             4,860             18,807               16,718
                                                --------------    --------------       ------------      ---------------

Provision (Credit) for Loan Losses                         225            (2,233)               425               (5,394)
                                                --------------    --------------       ------------      ---------------

Net Interest Income after Provision
  (Credit) for Loan Losses                               4,809             7,093             18,382               22,112
                                                --------------    --------------       ------------      ---------------

NONINTEREST INCOME
      Service charges and other fee income                 219               408                842                1,138
      Gain (loss) on sale of:
         Securities                                        150                 -                169                  (17)
         Loans                                               5                95                 78                  199
         Assets acquired through foreclosure                 -                 -                  -                   85
         Premises and equipment                             96               (53)               970                  (59)
      Income on bank-owned life insurance                  111               109                438                  427
      Other                                                 39                62                199                  300
                                                --------------    --------------       ------------      ---------------
         Total Noninterest Income                          620               621              2,696                2,073
                                                --------------    --------------       ------------      ---------------

NONINTEREST EXPENSE
      Salaries, benefits and other compensation          2,795             2,659              9,949                9,194
      Occupancy                                            474               381              1,828                1,496
      Furniture and equipment                              228               415                940                1,060
      Data processing costs                                388               423              1,537                1,514
      Professional fees                                    401               688              1,846                1,781
      Marketing                                            196               181                645                  621
      FDIC premiums                                         22                71                 84                  796
      Contribution to charitable foundation                  -                 -                  -                1,500
      Other                                                559               471              1,859                1,905
                                                --------------    --------------       ------------      ---------------
         Total Noninterest Expense                       5,063             5,289             18,688               19,867
                                                --------------    --------------       ------------      ---------------

Income before Income Taxes                                 366             2,425              2,390                4,318

      Income tax provision                                  36               410                460                  684
                                                --------------    --------------       ------------      ---------------

                  Net Income                    $          330    $        2,015       $      1,930      $         3,634
                                                ==============    ==============       ============      ===============

Earnings per share (1) :
      Basic                                     $         0.02              0.14       $       0.14      $          0.14
      Diluted                                             0.02              0.14               0.14                 0.14


(1) Due to the timing of the Bank's reorganization into the mutual holding company form and the completion of the Company's initial public offering on September 29, 2006, earnings per share information for the year ended December 31, 2006 is only for the period September 29, 2006 through December 31, 2006.

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 9

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           December 31,
                                                                                    2007                    2006
                                                                             -------------------       ---------------
ASSETS
      Cash and due from banks                                                $            3,307     $           3,295
      Interest-earning deposits in other banks                                            7,968               131,146
      Investment securities available-for-sale                                          111,159                70,112
      Mortgage related securities available-for-sale                                    205,145               158,320
      Loans held for sale                                                                     -                 1,194
      Loans, net of allowance for loan loss of $3,376
        and $2,949 at December 31, 2007 and 2006                                        447,035               355,617
      Federal Home Loan Bank stock, at cost                                               5,875                 4,422
      Bank-owned life insurance                                                          11,762                11,324
      Premises and equipment                                                             14,466                14,287
      Accrued interest and dividends receivable                                           3,360                 3,397
      Mortgage servicing rights                                                           1,066                 1,177
      Deferred tax asset, net                                                               410                 1,087
      Other assets                                                                        1,366                 1,607
                                                                             ------------------     -----------------
                   Total Assets                                              $          812,919     $         756,985
                                                                             ==================     =================

LIABILITIES
      Deposits                                                               $          585,560     $         596,534
      Federal Home Loan Bank advances                                                    80,000                30,000
      Other borrowed funds                                                               20,000                     -
      Advances from borrowers for taxes and insurance                                     2,374                 2,262
      Accrued interest payable                                                              504                   298
      Accrued expenses and other liabilities                                              2,110                 2,246
                                                                             ------------------     -----------------
                  Total Liabilities                                                     690,548               631,340
                                                                             ------------------     -----------------

STOCKHOLDERS' EQUITY
      Preferred stock ($.01 par value; 1,000,000 shares authorized,
         none issued)                                                                         -                     -
      Common stock ($.01 par value; 35,000,000 shares authorized,
          14,679,750 shares issued and 14,352,750 shares outstanding at
         December 31, 2007 and 14,679,750 shares issued and outstanding at
         December 31, 2006)                                                                 147                   147
      Additional paid-in capital                                                         62,909                62,365
      Treasury stock (at cost, 327,000 shares at December 31, 2007 and none at
         December 31, 2006)                                                              (3,924)                    -
      Common stock acquired by stock benefit plans                                       (8,732)               (5,371)
      Retained earnings                                                                  71,475                69,545
      Accumulated other comprehensive gain (loss)                                           496                (1,041)
                                                                             ------------------     -----------------

                 Total Stockholders' Equity                                             122,371               125,645
                                                                             ------------------     -----------------

                 Total Liabilities and Stockholders' Equity                  $          812,919     $         756,985
                                                                             ==================     =================

FOX CHASE BANCORP, INC.                                     ANNUAL EARNINGS 2007
PAGE 10

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      December 31,        September 30,        December 31,
                                                          2007                 2007               2006
                                                      ------------         ------------        ------------
CAPITAL RATIOS (1):

Tier 1 capital (to adjusted assets)                          12.03%               12.98%              12.49%
Tier 1 risk -based capital (to risk-weighted assets)         21.78                23.30               26.79
Total risked-based capital (to risk-weighted assets)         22.54                24.06               27.62

ASSET QUALITY INDICATORS:
Nonperforming loans(2)                                $        819         $        521        $      3,225

Real estate owned                                                -                    -                   -
                                                      ------------         ------------        ------------

Total nonperforming assets                            $        819         $        521        $      3,225
                                                      ============         ============        ============

Ratio of nonperforming loans to total loans                   0.18%                0.12%               0.90%
                                                      ============         ============        ============

Ratio of nonperforming loans to total assets                  0.10                 0.07                0.43
                                                      ============         ============        ============

Ratio of allowance for loan losses to total loans             0.75                0.74                 0.82
                                                      ============         ============        ============



                                                        At or for the three months ended

                                               December 31,       September 30,       December 31,
                                                   2007                2007               2006
                                              ----------------    ---------------    ----------------
PERFORMANCE RATIOS (3):
         Return on average assets                0.17%              0.24%                1.07%
         Return on average equity                1.06               1.44                 6.48
         Net interest margin                     2.74               2.72                 2.69

OTHER:
         Book value per share               $    8.53            $  8.66             $   8.56
         Employees (full-time equivalents)        141                139                  141


                                                                           For the twelve months ended

                                                                        December 31,         December 31,
                                                                            2007                 2006
                                                                    ------------------    -----------------

PERFORMANCE RATIOS:
         Return on average assets                                           0.26%               0.49%
         Return on average equity                                           1.54                4.59
         Net interest margin                                                2.60                2.33


(1) Represents capital ratios at Fox Chase Bank
(2) Includes nonaccruing loans and accruing loans past due 90 days or more
(3) Annualized


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